UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 4, 2026

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer
On February 4, 2026, Freshpet, Inc. (the “Company”) announced the appointment of Mr. John O’Connor to serve as Chief Financial Officer of the Company, effective as of February 9, 2026 (the “Effective Date”).  Mr. O’Connor, age 45, joins the Company after having previously served as Senior Vice President, Global Commercial Finance of Zoetis Inc. (“Zoetis”), a global animal health company listed on the New York Stock Exchange, in 2025, and as Senior Vice President, US Commercial Finance Lead of Zoetis from 2023 to 2025. He also served as Chief Financial Officer of Thrive Pet Healthcare from 2021 to 2023.  Prior to that he held various roles at Zoetis from 2012 to 2021, including as Senior Vice President and Head, Finance, U.S. Operations from 2020 to 2021 and Senior Vice President, Finance, Investor Relations and Treasury from 2016 to 2020.
Mr. O’Connor will receive an annual base salary of $525,000 (“Base Salary”).  He will also be eligible to participate in the Company’s annual cash bonus program, with an annual target bonus opportunity of at least seventy percent (70%) of his Base Salary, as well as the Company’s long-term equity incentive program, with a target opportunity of at least one hundred fifty percent (150%) of his Base Salary, based in each case on parameters established by the Company’s board of directors (the “Board”), or a committee thereof.  Mr. O’Connor is also eligible to participate in the Company’s executive severance plan and other benefit programs available to Company employees, and shall be entitled to five (5) weeks of vacation to be taken in accordance with Company policy.
As an inducement to Mr. O’Connor to join the Company, the Compensation and Human Capital Management Committee of the Board has determined to grant Mr. O’Connor restricted stock units in respect of seventy-five hundred (7,500) shares of the Company’s common stock on and as of the Effective Date (the “Restricted Stock Units”), which will vest in equal installments on each of the first three anniversaries of Effective Date, subject to Mr. O’Connor’s continued employment through such dates.

There are no arrangements or understandings between Mr. O’Connor and any other persons outside of the Company pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. O’Connor. Mr. O’Connor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reassignment of Interim Chief Financial Officer
Upon the commencement of Mr. O’Connor’s employment as Chief Financial Officer on the Effective Date, Mr. Ivan Garcia will step down from his position as Interim Chief Financial Officer but will continue to serve the Company as Senior Vice President, Finance. The Company appreciates Mr. Garcia’s diligent service as Interim Chief Financial Officer and looks forward to his continued support.

Item 7.01 Regulation FD Disclosure.
On February 4, 2026, the Company issued a press release announcing the appointment of Mr. O’Connor. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number
99.1	Press Release, dated February 4, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2026

FRESHPET, INC.

By:	/s/ Lisa Alexander
Name:	Lisa Alexander
Title:	General Counsel and Corporate Secretary